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                                                                     EXHIBIT 5.1

                         [FOX-ROTHSCHILD LLP LETTERHEAD]

                                                        July 18, 2005

Valley Forge Scientific Corp.
3600 Horizon Drive
King of Prussia, Pennsylvania  19406

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-4 (Registration No. 333-125521) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 15,973,912 shares of Common Stock, no par value per share (the "Shares"), of Valley Forge Scientific Corp., a Pennsylvania corporation ("Valley Forge"), issuable in connection with the merger of Synergetics, Inc., a Missouri corporation ("Synergetics"), and Synergetics Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Valley Forge ("MergerSub").

         We have acted as counsel for Valley Forge in connection with the proposed issuance by Valley Forge of the Shares pursuant to an Agreement and Plan of Merger, dated May 2, 2005, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated June 2, 2005, and as further amended by Amendment No. 2 to Agreement and Plan of Merger, dated July 15, 2005 (collectively, the "Merger Agreement"), by and among Valley Forge, Synergetics and MergerSub. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. We have also examined and relied upon the minutes of meetings of the shareholders and the Board of Directors of Valley Forge as provided to us by Valley Forge, stock record books of Valley Forge as provided to us by Valley Forge, the articles of incorporation and by-laws of Valley Forge, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
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Valley Forge Scientific Corp.
July 18, 2005
Page -2-


         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that, upon the approval by the shareholders of Valley Forge in accordance with the terms and conditions of the Merger Agreement of (i) the issuance of the Shares pursuant to the Merger Agreement and (ii) the amended and restated articles of incorporation of Valley Forge, providing for, among other things, an increase in the number of authorized shares of Common Stock of Valley Forge from 20,000,000 shares to 50,000,000 shares and the filing of such amended and restated articles of incorporation with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, the Shares will be duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you on any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                              Very truly yours,




                                              /s/ FOX ROTHSCHILD LLP